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                                                                     Exhibit 2


         STOCKHOLDERS AGREEMENT dated as of December 21, 1997 among MDC COMMUNICATIONS CORPORATION, an Ontario corporation ("Parent"), and the undersigned holders (each a "Stockholder" and, collectively, the "Stockholders") of shares of common stock, par value $.1O per share (the "Common Stock"), of ARTISTIC GREETINGS INCORPORATED, a Delaware corporation (the "Company").

         WHEREAS, Parent, AGI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, concurrently with the execution of the Merger Agreement, the Company and Artistic Direct Incorporated, a New York corporation ("AD!"), propose to enter into an Asset Purchase Agreement dated as of the date hereof (as the same may be amended or supplemented and together with any other asset purchase agreement substantially in the form thereof and providing for the payment of cash consideration of at least $9 million, the "Asset Purchase Agreement") providing for ADI to purchase certain of the assets, and assume certain of the liabilities, of the Company (the "Asset Purchase");

         WHEREAS, each Stockholder owns the number of shares of Common Stock set forth opposite its or his name on the signature page of this Agreement (such shares of Common Stock, the "Existing Shares" and, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, and other than 40,000 shares of Common Stock which Mr. Komer has transferred, or may transfer, to one or more charitable entities, being collectively referred to herein as the "Subject Shares"); and

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement;

         NOW THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. Representations and Warranties of the Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself or itself as follows:

                  (a) Authority. The Stockholder has all requisite legal capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding


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                           obligation of the Stockholder enforceable in
                           accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, organizational documents, standstill agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, 14w, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

                  (b) The Subject Shares. Such Stockholder is the record holder or beneficial owner of the number of the Existing Shares as is set forth opposite such Stockholder's name on the signature page hereto. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on the signature page hereto constitute all of the outstanding shares of Common Stock owned of record or beneficially by such Stockholder. Such Stockholder does not have record or beneficial ownership of any shares of Common Stock not set forth on signature page hereto. Such Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite such Stockholder's name on the signature page hereto and sole voting power with respect to the matters set forth in Section 6 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on the signature page hereto, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder will have sole power of disposition with respect to Subject Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 3 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Subject Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.




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                  (c)      Such Stockholder's Subject Shares and the
                           certificates representing such Subject Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                  (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in his or her capacity as such.

                  (e) Such Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement with Parent.

         2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Parent, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, con'cession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

         3. Covenants of each Stockholder. From and after the date hereof and until the termination of this Agreement in accordance with
                  Section 8, each Stockholder, severally and not jointly, agrees as follows:

                  (a) At any meeting of stockholders of the Company called to vote upon the Merger, the Merger Agreement, the Asset Purchase or the Asset Purchase Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger, the Merger Agreement, the Asset Purchase or the Asset Purchase Agreement is sought, such Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger and the Asset Purchase, the



                                      -10-
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                           adoption by the Company of the Merger Agreement and
                           the Asset Purchase Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and the Asset Purchase Agreement.

                  (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of a material amount of assets (other than the Asset Purchase Agreement and the Asset Purchase), reorganization, recapitalization, dissolution, liquidation or winding-up of or by the Company or any other takeover proposal (collectively, "Takeover Proposal"), (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Asset Purchase Agreement or this Agreement or
                           (iii) (x) any material amendment of the Company's certificate of incorporation or by-laws, (y) any change in a majority of the persons who constitute the Board of Directors of the Company or (z) any other proposal or transaction involving the Company, which is intended or could reasonably be expected to impede, frustrate, prevent, delay or nullify (A) the ability of the Company to consummate the Merger or the Asset Purchase or (B) any of the transactions contemplated by this Agreement, the Asset Purchase Agreement or the Merger Agreement. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

                  (c) Each Stockholder, severally and not jointly, agrees not to (i) offer to sell, sell, transfer, encumber, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement with respect to or consent to the Transfer of, the Subject Shares or any interest therein to any person other than pursuant to the terms of the Merger, (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to the Subject Shares, deposit any Subject Shares into a voting trust or enter into any voting arrangement with respect to the Subject Shares, or any interest in the foregoing, except with Parent or Sub, (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing such Stockholder's obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions.

                  (d) Each Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.


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                  (e)      Each Stockholder agrees with, and covenants to,
                           Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization~combination, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged and the Purchase Price (as defined herein) shall be accordingly adjusted. Each Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Subject Shares are canceled in the Merger or purchased hereunder.

                  (f) Each Stockholder, severally and not jointly, shall not, nor shall it authorize or permit any partner, officer, director or employee of, or any investment banker, attorney or other advisor or representative of, such Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal or (ii) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person or entity, to seek to do any of the foregoing or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or is likely to lead to, any Takeover Proposal; provided, however, that the foregoing shall not restrict a Stockholder who is also a director of the Company from taking actions in such Stockholder's capacity as a director to the extent and in the circumstances permitted by Section 4.02 of the Merger Agreement. Each Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (g) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS SUB AND ANY DESIGNEE OF SUB, EACH OF THEM INDIVIDUALLY, STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION OF THIS AGREEMENT) PROXY AND ATTORNEY-IN-FACT WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SUBJECT SHARES OF STOCKHOLDER AS INDICATED IN SECTION 3(A) AND 3(B) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION OF THIS AGREEMENT) AND COUPLED WITH AN INTEREST AND WILL


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                           TAKE SUCH FURTHER ACTION AND HEREBY REVOKES ANY PROXY
                           PREVIOUSLY GRANTED BY STOCK HOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SUBJECT SHARES.

         4. Further Agreements of Stockholders. If, after termination of this Agreement pursuant to Section 7 hereof, Stockholder receives any cash or non-cash consideration in respect of the Subject Shares in connection with a Third Party Business Combination (as defined below) during the period commencing on the date of such termination and ending on the first anniversary thereof (the "Sale Period"), Stockholder shall promptly pay over to Parent one half of the excess, if any, of such consideration over the product of the Merger Consideration and the number of Subject Shares with respect to which such consideration is received by such Stockholder in connection with such Third Party Business Combination (the "Excess Consideration"); provided that, (i) if the consideration received by such Stockholder shall be securities listed on a national securities exchange or traded on the NASDAQ National Market ("NASDAQ"), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date such transaction is consummated and (ii) if the consideration received by such Stockholder shall be in a form other than securities, the per share value shall be determined in good faith as of the date such transaction is consummated by Parent and the Stockholders, or, if Parent and the Stockholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. The term "Third Party Business Combination" of the Company means the occurrence of any of the following events: (A) the Company is acquired by merger or otherwise by any person or group, including Parent or any affiliate thereof (a "Third Party"); (B) the Company enters into an agreement with a Third Party which contemplates the acquisition of 20% or more of the total assets of the Company; (C) the Company or Parent enters into a merger or other agreement with a Third Party which contemplates the acquisition of more than 20% of the outstanding shares of the Company's capital stock; or (D) a Third Party acquires more than 20% of the t%al assets of the Company. If during the Sale Period, any Stockholder Transfers his or its Subject Shares to any other person (other than in connection with a Third Party Business Combination described above) and such other person receives any consideration for any Subject Shares in connection with a Third Party Business Combination within the Sale Period, such Stockholder shall continue to be bound by the provisions of this Section 4 with respect to the payment to Parent of the Excess Consideration as if such Stockholder received such consideration for the Subject Shares in such Third Party Business Combination.

         5. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents,

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                  documents and other instruments as Parent may reasonably
                  request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         7.       Termination. Except for Stockholder's obligations pursuant to
                  Section 4, this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earliest of (a) the Effective Time, and (b) the date on which the Merger Agreement is terminated pursuant to Section 6.01 thereof. Nothing in this Section 7 shall relieve any party of liability for breach of this Agreement.

         8. Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

         9.       General Provisions.

                  (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 9.03 of the Merger Agreement and to each Stockholder at its or his set forth on the signature page of this Agreement (or at such other address for a party as shall be specified by like notice).

                  (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and
                           (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         10. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. The Stockholder signs solely in his capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

         11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they w or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                                      MDC COMMUNICATIONS CORPORATION

                                      By:  /s/ PETER LEWIS
                                           -----------------------------------
                                      Name:  Peter M. Lewis
                                      Title:  Executive Vice President,
                                              Corporate Development


Number of Subject Shares:             Stockholder:

2,250,000                             AMERICAN GREETINGS CORPORATION


                                      By:  /s/ MORRY WEISS
                                           -----------------------------------
                                      Name:     Morry Weiss
                                      Title:    Chairman and Chief Executive
                                                Officer
                                      Address:  One American Road
                                                Cleveland, Ohio 44144


Number of Subject Shares:             Stockholder:

411,786                               /s/  STUART KOMER
                                      ----------------------------------------
                                      Name:    Stuart Komer
                                      Address: 850 Euclid Avenue
                                               Elmira, New York 14901